Exhibit 99.1

June 16, 2026

Forward Looking Statements 2 In addition to historical information, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market, including shutdowns and potential reductions in spending by the U.S. Government, and related reductions in the federal workforce; adequacy of our allowance for loan credit losses, allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in th e financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

3 Franchise Overview • Celebrated our 20th anniversary in April 2026. • Highlights: • Assets - $2.4 billion • Loans - $2.0 billion • Deposits - $2.0 billion • Eight regional banking centers serve as business development hubs. Main Office/Reston: 1943 Isaac Newton Reston, VA District of Columbia: 1625 K Street, NW Tysons Corner: 8229 Boone Blvd. Tysons Corner, VA Prince William County: 12701 Marblestone Dr. Woodbridge, VA Montgomery County: 11 N. Washington St. Rockville, MD City of Alexandria: 640 Franklin St. Alexandria, VA Arlington County: 2300 Wilson Blvd. Arlington, VA Loudoun County: 540 Fort Evans Road Leesburg, VA (1) (1) data as of March 31, 2026.

Bank Recognition 4 Prince William Chamber Business Partnership Award Loudoun Mirror Best Loan Officer Arlington Magazine Top Vote Getter Ranked Top 1% Bank Director Magazine Top 200 Best US Banks ($1 - $5 Billion) Prince William Living Magazine Best Places to Work Alexandria Chamber of Commerce 2 Staff – 40 Over 40

Market Growth + Consolidation = Unique Opportunity

Data as of: 6/30/2013

Company	Market Deposits ($000)	Deposit Market Share (%)
1 Wells Fargo & Co. (CA)	23,769,182	**15.3%**
2 Capital One Financial Corp. (VA)	22,128,708	**14.2%**
3 Bank of America Corporation (NC)	21,404,120	**13.8%**
4 SunTrust Banks Inc. (GA)	16,657,678	**10.7%**
5 BB&T Corp. (NC)	13,255,025	**8.5%**
6 PNC Financial Services Group (PA)	10,708,198	**6.9%**
7 Citigroup Inc. (NY)	6,617,764	**4.3%**
8 M&T Bank Corp. (NY)	4,062,737	**2.6%**
9 HSBC Holdings	3,270,777	**2.1%**
10 Toronto-Dominion Bank	3,025,720	**1.9%**
11 Eagle Bancorp Inc (MD)	2,904,390	**1.9%**
12 Sandy Spring Bancorp Inc. (MD)	2,277,639	**1.5%**
13 Burke & Herbert Bank & Trust (VA)	2,204,402	**1.4%**
14 Virginia Commerce Bank	2,192,719	**1.4%**
15 Cardinal Financial Corporation (VA)	2,130,662	**1.4%**
16 United Bankshares Inc. (WV)	2,037,632	**1.3%**
17 WashingtonFirst Bankshares, Inc. (VA	970,001	**0.6%**
18 Middleburg Financial Corporation (VA)	922,039	**0.6%**
19 Old Line Bancshares, Inc. (MD)	794,410	**0.5%**
20 Bank of Georgetown (DC)	772,085	**0.5%**
21 Virginia Heritage Bank (VA)	729,530	**0.5%**
22 Access National Corporation (VA)	669,547	**0.4%**
23 Fauquier Bankshares Inc. (VA)	519,869	**0.3%**
24 Community Finl Corp. (MD)	519,106	**0.3%**
25 Acacia Federal Savings Bank (VA)	496,612	**0.3%**
26 Presidential Bank, FSB (MD)	491,880	**0.3%**
27 John Marshall Bancorp Inc. (VA)	**430,564**	**0.3%**
28 Southern National Bncp of VA (VA)	407,428	**0.3%**
29 FVCBankcorp Inc. (VA)	392,992	**0.3%**
Other	8,703,727	**5.6%**

Figures represent market deposits within the Washington, D.C. MSA

Data as of: 6/30/2025

Company	Market Deposits ($000)	Deposit Market Share (%)
1 Capital One Financial Corp. (VA)	73,187,547	**23.3%**
2 Bank of America Corporation (NC)	50,352,196	**16.0%**
3 Truist Financial Corp. (NC)	39,680,735	**12.6%**
4 Wells Fargo & Co. (CA)	34,250,728	**10.9%**
5 The PNC Finl Svcs Grp (PA)	16,438,136	**5.2%**
6 Atlantic Union Bkshs Corp. (VA)	13,103,283	**4.2%**
7 United Bankshares Inc. (WV)	10,482,772	**3.3%**
8 Citigroup Inc. (NY)	10,425,000	**3.3%**
9 Eagle Bancorp Inc (MD)	9,133,475	**2.9%**
10 Forbright Inc. (MD)	6,012,464	**1.9%**
11 The Toronto-Dominion Bank	5,995,501	**1.9%**
12 M&T Bank Corp. (NY)	5,751,392	**1.8%**
13 JPMorgan Chase & Co. (NY)	4,449,940	**1.4%**
14 Burke & Herbert Finl Svcs Corp (VA)	3,577,108	**1.1%**
15 Capital Bancorp Inc. (MD)	2,276,757	**0.7%**
16 Pinnacle Financial Partners (GA)	2,191,341	**0.7%**
17 John Marshall Bancorp Inc. (VA)	**1,902,834**	**0.6%**
18 FVCBankcorp Inc. (VA)	1,871,647	**0.6%**
19 MainStreet Bcshs (VA)	1,803,702	**0.6%**
20 HSBC Holdings plc	1,799,380	**0.6%**
21 WesBanco Inc. (WV)	1,436,267	**0.5%**
22 Workers United (PA)	1,319,676	**0.4%**
23 Chain Bridge Bancorp Inc. (VA)	1,294,664	**0.4%**
24 Primis Financial Corp. (VA)	1,148,934	**0.4%**
25 Eagle Financial Services Inc. (VA)	974,189	**0.3%**
26 Freedom Finl Holdings Inc. (VA)	919,211	**0.3%**
27 ODNB Financial Corporation (VA)	906,194	**0.3%**
28 Presidential Holdings Inc. (VA)	902,168	**0.3%**
29 Trustar Bankshares (VA)	858,532	**0.3%**
Other	10,273,512	**3.3%**

Shading indicates community banks headquartered in Washington D.C. MSA

JOHN MARSHALL BANCORP, INC.

5

Our Shareholder Value Proposition 6 Rewarding Our Shareholders Attractive Market Credit Discipline Prime for Future Growth Experienced Management

Financial Performance & Condition 7  Continued Net Interest Margin Growth  Accelerating Earnings Momentum  Fortress Balance Sheet  Expanding Financial Returns  Robust Capitalization  Strong Asset Quality  Prudent Expense Management

Net Interest Margin Growth 8  Net Interest Margin grew 0.76% from the first quarter of 2024 to the first quarter of 2026.  This increase in net interest margin equates to $19.5 million increase in annualized revenues. Net Interest Margin (annualized) 2.11% 2.19% 2.30% 2.52% 2.58% 2.69% 2.72% 2.73% 2.87% 2.00% 2.10% 2.20% 2.30% 2.40% 2.50% 2.60% 2.70% 2.80% 2.90% 3.00% Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26

Net Income Expansion 9  The quarter ended March 31, 2026, marked the 7th consecutive quarter of net income growth. Net Income (Dollars in thousands) $4,810 $5,103 $5,404 $5,916 $6,101 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26

Balance Sheet Growth 10 2017-2025 Compound Annual Growth Rates (CAGR) 9.0% 8.8% 10.3% 12.0% Assets Loans, net of unearned income Deposits Non-Interest Bearing Deposits

Increasing Financial Returns 11 Return on Average Assets Return on Average Equity (1) Annualized, data as of March 31, 2026. (1) (1) 0.76% 0.93% 1.06% 2024 2025 2026 7.16% 8.26% 9.19% 2024 2025 2026

Per Share Performance 12 Book Value Per Share $10.05 $11.01 $12.34 $13.68 $15.17 $15.09 $16.25 $17.28 $18.69 $19.00 2017 2018 2019 2020 2021 2022 2023 2024 2025 1Q2026

Strong Capital Position 13 5.0% 6.5% 8.0% 10.0% 12.5% 15.2% 15.2% 16.3% 12.6% 15.4% 15.4% 16.5% 3.0 5.0 7.0 9.0 11.0 13.0 15.0 17.0 19.0 Leverage ratio Common equity tier 1 ratio Tier 1 risk-based capital Total risk-based capital ratio Ratios (%) Bank Regulatory Capital Ratios Well-Capitalized Threshold December 31, 2025 March 31, 2026

Growing Dividends 14  On January 28, 2026, the Company initiated a quarterly cash dividend.  During the first and second quarters of 2026, the Board of Directors declared two quarterly cash dividends of $0.09 per share.  This annualized, per share amount equates to a 20% increase over the 2025 annual cash dividend. (1) Annualized, based on quarterly cash dividends declared of $0.09 per common share in January and April 2026, each. (1) $0.20 $0.22 $0.25 $0.30 $0.36 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 2022 2023 2024 2025 2026 Annualized Per Share Cash Dividends

Capital Management: Share Repurchases 15  The Company announced an extension of the share repurchase authorization of 700,000 shares.  The Company repurchased over 240,000 shares at a weighted average price of $18.59.  The Company may selectively continue repurchasing shares subject to market conditions, securities laws, and capital management priorities, among other decision criteria.

Exceptional Asset Quality 16 Non-Accruing Assets¹ / Assets (%) (1) Non-accruing assets include nonaccrual loans and leases, and foreclosed or repossessed assets. (2) Data as of March 31, 2026. (3) FDIC – All Banks data is sourced from the FDIC’s Quarterly Banking Profile as of March 31, 2026.  At March 31, 2026, the FDIC peer loans and leases 30 days or more past due or in nonaccrual status level of 1.44% would equate to approximately $28 million of non-accruing assets.  Management placed the guaranteed portion of one U.S. Small Business Administration (“SBA”) 7(a) loan in the amount of $984 thousand on non-accrual status during first quarter of 2026. It paid in full on June 2, 2026. (2) 0.32% 0.01% 0.09% 0.03% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.04% 0.00% 0.50% 1.00% 1.50% 2.00% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 (3)

Liquid Balance Sheet 17 Amounts noted above are as of March 31, 2026. 37.5% $881.0 Million Cash, unencumbered securities (at fair value), and secured borrowing capacity as a percentage of total assets.

Prudent Expense Management 18 (1) FDIC – All Banks data is sourced from the FDIC’s Quarterly Banking Profile as of March 31, 2026. (2) Annualized, data as of March 31, 2026.  As of March 31, 2026, the average bank non-interest expense to average assets was 2.6%.  Our expense base is $26 million, or 42% lower than the level implied by the FDIC average. (1) (2) 2.2% 2.0% 1.7% 1.4% 1.3% 1.3% 1.4% 1.5% 1.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 2018 2019 2020 2021 2022 2023 2024 2025 2026 Non-Interest Expense to Average Assets

Competitive Shareholder Returns 19 #REF! #REF! 1.8% 9.9 increase 8.1%  Increased 2025 annual cash dividend 20.0% to $0.30 per share. Measurement period noted above reflects the year-ended December 31, 2025. Dividend Book-value appreciation

Recent Stock Price Performance vs. Bank Index 20  JMSB stock price outperformed publicly traded banks listed on the NASDAQ during the 12 months ended March 31, 2026. 22.8% 10.7% (20.0) (15.0) (10.0) (5.0) - 5.0 10.0 15.0 20.0 25.0 30.0 35.0 March 2026 Stock Price Change (%) JMSB Outperforms Nasdaq Bank Index JMSB NASDAQ BANK Index

JMSB Has Outperformed Over Time 21 Information sourced from Yahoo! Finance with share price data as of March 31, 2026. 7.8% 8.8% 6.8% 4.6% 6.9% 5.2% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% June 2008 June 2011 November 2013 Annual Return JMSB Equity Offerings JMSB vs. NASDAQ BANK Index as of March 31, 2026 JMSB NASDAQ BANK Index

Equity Research Coverage 22  Keefe, Bruyette & Woods and Raymond James initiated coverage of JMSB stock.  Coverage provides additional visibility, trading volume, and overall value for shareholders.

Outlook 23 Remain focused on delivering tailored banking services and exceptional client services Maintain conservative strategy by emphasizing exceptional asset quality, robust capital position, and ample liquidity to strengthen the balance sheet Focus on core deposit growth and funding composition improvement, coupled with growth in loan pipeline expected to drive continued net interest margin expansion and revenue growth Continued share repurchase activity and quarterly cash dividends to drive increased returns, trading volume, and shareholder value Capitalize on other appropriate growth opportunities and continue the hiring of seasoned, well-qualified sales personnel